           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1998
                                                      REGISTRATION NO. 333-50243
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   -----------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   -----------------------------------------

                            ARTISAN COMPONENTS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                          7372                         77-0278185
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification Number)

                              1195 BORDEAUX DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 734-5600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            _______________________

                               MARK R. TEMPLETON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ARTISAN COMPONENTS, INC.
                              1195 BORDEAUX DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 734-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

        ROBERT P. LATTA, ESQ.               LAIRD H. SIMONS, III, ESQ.
       ROSEMARY G. REILLY, ESQ.              RICHARD L. DICKSON, ESQ.
           JULIA REIGEL, ESQ.                    DAVID BELL, ESQ.
    WILSON SONSINI GOODRICH & ROSATI           FENWICK & WEST LLP
        PROFESSIONAL CORPORATION              TWO PALO ALTO SQUARE
           650 PAGE MILL ROAD              PALO ALTO, CALIFORNIA 94306
      PALO ALTO, CALIFORNIA 94304                 (650) 494-0600
            (650) 493-9300

                   -----------------------------------------

            APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
                                 APRIL 29, 1998

                   -----------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                   -----------------------------------------


================================================================================

                               SUPPLEMENTAL NOTE

     This Registration Statement was declared effective by the Securities and Exchange Commission on April 29, 1998. Of the 3,795,000 shares of Common Stock, $.001 par value per share, of the Company registered on this Registration Statement, the Company and certain stockholders commenced the sale of 3,300,000 such shares to the Underwriters on April 29, 1998, and the Company granted the Underwriters an option to purchase up to 495,000 such shares for the purpose of covering over-allotments, in each case pursuant to the Underwriting Agreement and all as further described under the caption "Underwriting" in the Prospectus forming a part of this Registration
Statement. The Registrant hereby withdraws from registration 495,000 shares of Common Stock registered to cover an over-allotment option granted to the Underwriters. The over-allotment option was not exercised and has expired with respect to the 495,000 shares in accordance with its terms. Accordingly, the Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-50243) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 10th day of June, 1998.

                         ARTISAN COMPONENTS, INC.


                         By:  /s/ Mark R. Templeton
                              ----------------------
                              Mark R. Templeton
                              President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                        TITLE                      DATE
------------------------  ---------------------------------   -------------
 /s/ Mark R. Templeton    President, Chief Executive          June 10, 1998
------------------------  Officer and Director (Principal
   Mark R. Templeton      Executive Officer)

/s/ Robert D. Selvi       Vice President, Finance, Chief      June 10, 1998
------------------------  Financial Officer (Principal
    Robert D. Selvi       Financial and Accounting Officer)

    Lucio L. Lanza*       Director                            June 10, 1998
------------------------
    Lucio L. Lanza

    Scott T. Becker*      Director                            June 10, 1998
------------------------
    Scott T. Becker

    Dr. Eli Harari*       Director                            June 10, 1998
------------------------
    Dr. Eli Harari


*By: /s/ Robert D. Selvi
    --------------------
     Robert D. Selvi
     Attorney-in-Fact